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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 750,000 shares of its Common Stock pertaining to the 1997 Stock Plan of Check Technology Corporation of our report dated November 20, 1998, with respect to the consolidated financial statements and schedule of Check Technology Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.

                                                 ERNST & YOUNG LLP

Minneapolis, Minnesota                           /s/ Ernst & Young LLP
December 22, 1998